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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF AMENDMENT TO
                   RESTATED CERTIFICATE OF INCORPORATION OF
                                PRIMESTAR, INC.

     PRIMESTAR, Inc., a corporation organized under the General Corporation Law of the State of Delaware (the "GCL"), for the purpose of amending its Restated Certificate of Incorporation pursuant to Section 242 of the GCL, hereby certifies that Article I of the Restated Certificate of Incorporation is amended to read in its entirety as follows:

                                   ARTICLE I

     Name. The name of the Corporation is Phoenixstar, Inc.
     ----

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be duly executed the 29th day of April, 1999.

                                       PRIMESTAR, INC.


                                       By: /s/ KENNETH G. CARROLL
                                          ------------------------------
                                       Name:  Kenneth G. Carroll
                                       Title: Senior Vice President and
                                                Chief Financial Officer